Exhibit 99(n)(ii)

Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and James E. McKee and each of them (with power of substitution) as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Global Utility & Income Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the undersigned officers and Trustees themselves might or could do.

IN WITNESS WHEREOF, each of the undersigned officers and Trustees have hereunto set their hand this 13th day of November, 2007

By:	/s/ Anthony J. Colavita	By:	__________________
	Anthony J. Colavita		Michael J. Melarkey
	Trustee		Trustee

By:	/s/ James P. Conn	By:	/s/ Salvatore M. Salibello
	James P. Conn		Salvatore M. Salibello
	Trustee		Trustee

By:	/s/ Mario D’Urso	By:	/s/ Salvatore J. Zizza
	Mario D’Urso		Salvatore J. Zizza
	Trustee		Trustee

By:	/s/ Vincent D. Enright
Vincent D. Enright
Trustee